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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 30, 2001


                              MCN ENERGY GROUP INC.
             (Exact name of registrant as specified in its charter)

     MICHIGAN                       1-10070                38-2820658
     (State of Incorporation)       (Commission File       (I.R.S. Employer
                                    Number)                Identification No.)

     500 GRISWOLD STREET, DETROIT, MICHIGAN                    48226
     (Address of principal executive offices)                (Zip Code)

              Registrant's telephone number, including area code:
                                 (313) 256-5500

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ITEM 5. OTHER EVENTS
On March 30, 2001 MCN Energy Group Inc., issued the following press release:


         Stewart Lawrence
         (313) 256-6289



                 MCN ENERGY GROUP INC. CALLS SPECIAL MEETING OF
                 SHAREHOLDERS TO APPROVE MERGER WITH DTE ENERGY

DETROIT, MARCH 30, 2001 - MCN Energy Group Inc. (NYSE:MCN) today called a Special Meeting of Common Stock Shareholders to be held May 15, 2001, at 2 p.m. eastern time at MCN's headquarters to approve the previously announced amended merger agreement with DTE Energy Company (NYSE:DTE).

      Shareholders of record as of the close of business on April 10, 2001, will be entitled to vote in person or by proxy at the Special Meeting and will receive notice of the meeting in mid-April 2001.

      Shareholders representing a majority of MCN's common stock outstanding must approve the merger.



MCN Energy Group Inc. is an integrated energy company with approximately $5 billion of assets and $2.5 billion of annual revenues. The company primarily is involved in natural gas production, gathering, processing, transmission, storage, distribution and marketing in the Midwest-to-Northeast corridor. Its largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan.

DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy's principal operating subsidiary is Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan.

DTE Energy has filed with the SEC a post-effective amendment to its registration statement on Form S-4. The post-effective amendment contains a proxy statement/prospectus and other documents related to the proposed merger between DTE Energy and MCN. Investors and security holders are urged to read the post-effective amendment containing the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders are able to receive the post-effective amendment containing the proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, and will be able to receive the final proxy statement/prospectus and other documents free of charge at the SEC's website, listed above, from DTE Energy Investor Relations at 2000 Second Ave., Detroit, Mich. 48226-1279 or from MCN Investor Relations at 500 Griswold St., Detroit, Mich. 48226. Information concerning the identity of the participants in the solicitation of proxies by the MCN board of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of MCN at the address listed above. This press release will be filed with the SEC on March 30, 2001.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MCN ENERGY GROUP INC.

Date:  March 30, 2001                         By:  /s/ Howard Lee Dow III
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                                                   Howard L. Dow III
                                                   Executive Vice President and
                                                   Chief Financial Officer